Exhibit 99.1
Contacts:

Jerome I. Feldman                  Scott N. Greenberg
Chairman & CEO                     President & CFO
(914) 249-9750                     (914) 249-9729

                    GP STRATEGIES ANNOUNCES EFFECTIVENESS OF
               NATIONAL PATENT DEVELOPMENT REGISTRATION STATEMENT

NEW YORK - November 9, 2004 -- GP Strategies Corporation (NYSE:GPX), a global provider of training, e-Learning solutions, management consulting, engineering, and simulation services, today announced that the Securities and Exchange Commission had declared effective National Patent Development's Form S-1 Registration Statement relating to the previously announced spin off of National Patent Development Corporation by GP Strategies.

In the spin off, holders of record on November 18, 2004 of GP Strategies common stock and Class B capital stock will receive one share of National Patent Development common stock for each share of GP Strategies common stock or Class B capital stock owned. Shares of National Patent Development common stock are expected to be distributed on or about November 24, 2004. Copies of the prospectus included in such Registration Statement will be mailed at the same time as the shares of National Patent Development common stock are distributed.

GP Strategies common stock will not trade ex-dividend until after the distribution. As a result, any record holder of GP Strategies common stock that sells its shares after the record date and on or before the date of distribution will also be selling its right to receive shares of National Patent Development common stock in the spin off. Investors are encouraged to consult with their financial advisors regarding the specific implications of selling their GP Strategies common stock before the spin-off.

Following the spin off, GP Strategies will cease to have any ownership interest in National Patent Development, which will become an independent publicly traded company. National Patent Development common stock will be quoted on the OTC Bulletin Board following the date of the distribution under the symbol "NPDVV."

National Patent Development Corporation will own and operate GP Strategies' optical plastics business through its subsidiary, MXL Industries, Inc., will own a majority interest in Five Star Products, Inc., a publicly held company that is a leading distributor in the United States of home decorating, hardware, and finishing products, and will own certain of GP Strategies' other non-core assets.


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GP Strategies, whose principal operating subsidiaries are General Physics
Corporation and GSE Systems Inc., is a NYSE listed company (GPX). General Physics and GSE Systems are global providers of training, e-Learning solutions, management consulting, engineering and simulation services, improving the effectiveness of organizations by customizing solutions to meet the specific needs of clients. Clients include Fortune 500 companies, manufacturing, process and energy industries, and other commercial and government customers. Additional information about GP Strategies may be found at www.gpstrategies.com and about General Physics at www.gpworldwide.com. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of GP Strategies common stock or National Patent Development common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the National Patent Development common stock or passed upon the adequacy or accuracy of the information statement included in the Registration Statement. Any representation to the contrary is a criminal offense. The forward-looking statements contained herein reflect GP Strategies' management's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, all of which are difficult to predict and many of which are beyond the control of GP Strategies, including, but not limited to the risks and uncertainties detailed in GP Strategies' periodic reports and registration statements filed with the Securities and Exchange Commission.

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